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                                                                  EXHIBIT 3(iii)

                             SUBSCRIPTION AGREEMENT

Enviro-Clean of America, Inc.
c/o Kandel & Son, Inc.
211 Park Ave.
Hicksville, NY 11801

Attention: Richard Kandel, President

Gentlemen:

     1. Pursuant to the terms of the offer made by Enviro-Clean of America, Inc. (the "Company"), the undersigned hereby tenders this subscription and applies for the purchase of One Hundred and Seventy-Five Thousand ($175,000) stated amount of the Company's Series E Preferred Stock (the "Series E Shares") set forth on the signature page hereof. The Series E Shares are being sold at a purchase price of Two Dollars and Fifty Cents ($2.50) per Series E Share, are redeemable at the option of the Holder at any time after two (2) years from their date of issuance and are convertible into shares of common stock of various issuers, as set forth in the term sheet annexed as Exhibit A to this Subscription Agreement. The Series E Shares and the shares into which they are convertible are sometimes referred to herein as the "Securities." Payment for the Series E Shares may be made by wire transfer to:

     KAPLAN GOTTBETTER & LEVENSON, LLP
     Bank of New York
     100 East 42nd Street
     New York, NY 10017

     ABA Routing No. 021000018
     Account No. 6300584649
     Reference: EVCL

     2. Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

          (i) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering of the Securities, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

          (ii) The undersigned has such knowledge and expertise in financial and


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business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Securities;

     (iii) The Confidential Purchaser Questionnaire being delivered by the undersigned to the Company simultaneously herewith is true, complete and correct in all material respects; and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings are applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the undersigned herein and in the Confidential Purchaser Questionnaire referred to above;

     (iv) Except for the questions and responses referred to in paragraph (i) above, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than the results of independent investigation by the undersigned;

     (v) The undersigned understands that (A) the Securities have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Sections 4(2) and 4(6) of the Act and Regulation D under the Act; (B) the Securities are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer, (D) the Series E Shares bear and the certificates for the shares into which they are convertible may bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (E) stop transfer instructions may have been placed with the transfer agent for the shares comprising the Securities. Notwithstanding anything in this subsection (v) to the contrary, the Company shall use its reasonable best efforts to ensure that all shares into which the Series E Shares are convertible are eligible for resale under Rule 144;

     (vi) The undersigned is acquiring the Securities solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

     (vii) The undersigned will not sell or otherwise transfer any of the Securities, or any interest therein, unless and until (i) said Securities shall have first been registered under the Act and all applicable state securities laws; or (ii) the undersigned shall have first delivered to the Company a written opinion of counsel


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     (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

         (viii) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

         (ix) The undersigned is an "accredited investor," such term is defined in Regulation D of the Rules and Regulations promulgated under the Act and as set forth in the Confidential Purchaser Questionnaire; and

         (x) The undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned.

                             JURISDICTIONAL NOTICES

FOR RESIDENTS OF ALL STATES:

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEW YORK RESIDENTS:

     THE MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE


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ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE
ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

                                  *    *    *

     3. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and it to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

     4. The undersigned understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

     5. The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with breach by the undersigned of any representation, warranty or covenant made by the undersigned.

     6. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

     7. Except as provided in paragraphs 3 and 4 above, this Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and permitted assigns.

     8. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

     9. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth in the Confidential Purchaser Questionnaire referred to above; and if to the Company, to Enviro-Clean of America, Inc., c/o Kandel & Son, Inc., 211 Park Ave., Hicksville, NY 11801, Attention: Richard Kandel, President, or to such other address or facsimile number as the Company or the undersigned shall have designated to the other by like notice.


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                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _________ 199__.


Organization Signature:                      Individual Signature:

                                             /s/ STEVEN ETRA
-----------------------------                -----------------------------
Print name of Organization


By:
   --------------------------                -----------------------------
     Name:                                   Signature(s)
     Title:

                                             -----------------------------
                                             Print Name(s)


                                             -----------------------------
                                             Print Name(s)


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     (ALL SUBSCRIBERS SHOULD PLEASE PRINT INFORMATION BELOW EXACTLY AS YOU
        WISH IT TO APPEAR IN THE RECORDS OF THE RECORDS OF THE COMPANY)




   /s/ STEVEN ETRA                                      068 38 0835
-----------------------------------------      ---------------------------------
Name and capacity in which subscription        Social Security Number of
is made -- see below for particular            Individual or other Taxpayer
requirements                                   I.D. Number


Address:                                       Address for notices if different:

   /s/ HEATHER HILL
-----------------------------------------      ---------------------------------
Number and Street                              Number and Street


Brookville                NY      11545
-----------------------------------------      ---------------------------------
City                     State   Zip Code      City             State   Zip Code


Please check the box to indicate form of ownership (if applicable):


TENANTS-IN-COMMON   [ ]            JOINT TENANTS WITH RIGHT OF SURVIVORSHIP  [ ]
(Both Parties must sign above)                   (Both Parties must sign above)







       The foregoing subscription is hereby accepted by ENVIRO-CLEAN OF AMERICA, INC. for Series E Shares in the aggregate Stated Amount of $175,000 this ___ day of ________ 1998.


                                    ENVIRO-CLEAN OF AMERICA, INC.


                                        By:
                                            ------------------------------------
                                            Richard Kandel
                                            President


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